POWER OF ATTORNEY

Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:

Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.

MFS Variable Account (811-2662)	002-73432

Multi-Flex Variable Account (811-3338)	033-23905, 002-75174

Nationwide Variable Account (811-2716)	002-58043, 333-80481, 033-60239, Individual Variable Annuity Roll-Over Product (1933 Act No. TBD)

Nationwide Variable Account-II (811-3330)
002-75059, 033-67636, 033-60063, 333-103093, 333-103094, 333-103095, 333-104513, 333-104511, 333-104512, 333-104510, 333-105992, 333-147273, 333-140621, 333-144053, 333-147198, 333-151990, 333-160635, 333-164886, 333-168818, 333-173349, Nationwide Destination L 2.0 (AO) (1933 Act No. TBD), Nationwide Destination L 2.0 (NY) (1933 Act No. TBD), Nationwide Destination EV 2.0 (AO) (1933 Act No. TBD), Nationwide Destination EV 2.0 (NY) (1933 Act No. TBD), Nationwide Destination B 2.0 (AO) (1933 Act No. TBD), Nationwide Destination B 2.0 (NY) (1933 Act No. TBD), Nationwide Destination All American Gold 2.0 (AO) (1933 Act No. TBD), Nationwide Destination All American Gold 2.0 (NY) (1933 Act No. TBD), Nationwide Destination Navigator 2.0 (AO) (1933 Act No. TBD), Nationwide Destination Navigator 2.0 (NY) (1933 Act No. TBD), Nationwide Destination C 2.0 (1933 Act No. TBD), Nationwide Destination C 2.0 (NY) (1933 Act No. TBD)

Nationwide Variable Account-3 (811-5405)	033-18422, 033-24434

Nationwide Variable Account-4 (811-5701)	033-25734, 033-26454, 333-62692, 333-135650, 333-140812

Nationwide Variable Account-5 (811-8142)	033-71440

Nationwide Variable Account-6 (811-8684)	033-82370, 333-21909

Nationwide Variable Account-7 (811-8666)	033-82190, 033-82174, 033-89560

Nationwide Variable Account-8 (811-7357)	033-62637, 033-62659

Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360

Nationwide Variable Account-10 (811-09407)	333-81701

Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908

Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894, Waddell and Reed Advisors Select Preferred 2.0 (AO) (1933 Act No. TBD), Waddell and Reed Advisors Select Preferred 2.0 (NY) (1933 Act No. TBD)

Nationwide Variable Account-13 (811-21139)	333-91890

Nationwide Variable Account-14 (811-21205)	333-104339

Nationwide VA Separate Account-A (811-5606)	033-85164, 033-22940

Nationwide VA Separate Account-B (811-06399)	033-86408, 033-93482, 333-11415

Nationwide VA Separate Account-C (811-7908)	033-66496, 333-44485

Nationwide VA Separate Account-D (811-10139)	333-45976

Nationwide VLI Separate Account (811-4399)	033-00145, 033-44290, 033-35698

Nationwide VLI Separate Account-2 (811-5311)	033-16999, 033-62795, 033-42180, 033-35783, 033-63179, 333-27133

Nationwide VLI Separate Account-3 (811-6140)	033-44789, 033-44296

Nationwide VLI Separate Account-4 (811-08301)	333-31725, 333-43671, 333-52617, 333-94037, 333-52615, 333-53728, 333-69160, 333-83010, 333-137202, 333-153343, 333-169879

Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881, 333-125481, 333-125482

Nationwide VLI Separate Account-6 (811-21398)	333-106908

Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-140606, 333-149295, 333-156020

Nationwide VL Separate Account-A (811-6137)	033-44792, 033-44300, 033-35775, 333-27123, 333-22677

Nationwide VL Separate Account-B (811-07819)	333-12333

Nationwide VL Separate Account-C (811-8351)	333-43639, 333-36869

Nationwide VL Separate Account-D (811-08891)	333-59517

Nationwide VL Separate Account-G (811-21697)	333-121878, 333-140608, 333-146073, 333-146650, 333-149213, 333-155153, 333-156020

Nationwide Provident VA Separate Account 1 (811-7708)	333-164127; 333-164125; 333-164126; 333-164124

Nationwide Provident VLI Separate Account 1 (811-4460)	333-164180; 333-164117; 333-164178; 333-164179; 333-164119; 333-164120; 333-164115; 333-164118; 333-164116

Nationwide Provident VA Separate Account A (811-6484)	333-164131; 333-164130; 333-164132; 333-164129; 333-164128

Nationwide Provident VLI Separate Account A (811-8722)	333-164188; 333-164123; 333-164185; 333-164122; 333-164121

General Account Products
Insurance Company	1933 Act File Nos.

Nationwide Life Insurance Company	333-133163, 333-49112, 333-149613, 333-155368, 333-160418

Nationwide Life and Annuity Insurance Company	333-47640

hereby constitute and appoint Stephen S. Rasmussen, Kirt A. Walker, Peter A. Golato, John L. Carter, Eric S. Henderson, Jamie Ruff Casto, Timothy D. Crawford, Stephen M. Jackson, Jeanny V. Simaitis and Paige L. Ryan, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.  This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 16th day of September, 2011.

/s/ TIMOTHY G. FROMMEYER	/s/ PETER A. GOLATO

TIMOTHY G. FROMMEYER, Director	PETER A. GOLATO, Director
/s/KIRT A. WALKER	/s/ MARK R. THRESHER

KIRT A. WALKER, Director	MARK R. THRESHER, Director
/s/ STEPHEN S. RASMUSSEN

STEPHEN S. RASMUSSEN, Director